UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 12, 2017 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Douglas Glaspey as Interim Chief Executive Officer

On July 13, 2017 the Company announced the appointment of Douglas J. Glaspey to serve as the Company’s Interim Chief Executive Officer, effective July 19, 2017. The Company’s Board of Directors appointed Mr. Glaspey to serve as the Interim Chief Executive Officer on July 6, 2017 and in connection with his appointment to the position of Interim Chief Executive Officer, Mr. Glaspey’s annual salary will increase to $284,180.

Mr. Glaspey will continue to serve as the Company’s President and Chief Operating Officer. Mr. Glaspey, age 64, was the co-founder and also serves as a director of the Company. He has served as a director of the Company since March 2000, President of the Company since September 2011, and Chief Operating Officer of the Company since December 2003. Mr. Glaspey served from March 2000 until December 2004 as the President and Chief Executive Officer for the TSX Venture Exchange listed U.S. Cobalt Inc. until the acquisition of Geo-Idaho in December 2003. He also served as a director and the Chief Executive Officer of Geo-Idaho from February 2002 until the acquisition of Geo-Idaho in December 2003. During his prior career in the mining industry, he has held operating positions with ASARCO, Earth Resources Company, Asamera Minerals, Atlanta Gold Corporation and Twin Gold Corporation. Mr. Glaspey has 38 years of operating and management experience, 14 of which are in geothermal. He holds a Bachelor of Science in Mineral Processing Engineering and an Associate of Science in Engineering Science. His experience includes public company financing and administration, production management, planning and directing resource exploration programs, preparing feasibility studies and environmental permitting. He has formed and served as an executive officer of several private resource development companies in the United States, including Drumlummon Gold Mines Corporation and Black Diamond Corporation. He is currently a director of TSX Venture Exchange listed Thunder Mountain Gold, Inc., which is also quoted on the OTC Bulletin Board.

The Board of Directors has established an Executive Committee that, in addition to overseeing the search for a new CEO, will guide the company on key strategic initiatives and capital allocation.

Dennis Gilles Advisory Agreement

As previously reported on a Form 8-K, on April 19, 2017, the Company determined not to extend its employment agreement with Dennis Gilles, the Company’s Chief Executive Officer, beyond its current term expiring on July 18, 2017. In accordance with the terms of the employment agreement, the Company delivered a notice of non-renewal to Mr. Gilles. At the time, the Company reported that it and Mr. Gilles were discussing a role for Mr. Gilles as an outside advisor to the Company after his employment agreement expired.

On July 12, 2017, the Company entered into an advisory agreement for executive management advisory services (the "Advisory Agreement") with Mr. Gilles. The Advisory Agreement is effective July 19, 2017, and will remain in effect until January 18, 2018 unless earlier terminated in accordance with its terms or renewed by agreement of both parties.

Under the terms of the Advisory Agreement, the Company has agreed to pay to Mr. Gilles $10,000 per month during the term of the Advisory Agreement. Mr. Gilles will provide no more than an average of one hundred hours per month of services to the Company under the Advisory Agreement. In addition, Mr. Gilles will be eligible to receive stock option awards under the Company’s 2009 Stock Incentive Plan at the discretion of the Board. The Company will also reimburse Mr. Gilles for reasonable incidental, or Chief Executive Officer pre-approved, expenses incurred in connection with its engagement.

Under the Advisory Agreement, Mr. Gilles will perform such duties communicated to him by the President, CEO or Chair of the Board or Chair of any Board Committee.

The Company has agreed to pay Mr. Gilles a performance bonus in the following circumstances:

(a)

If Mr. Gilles is specifically tasked by the Company to provide consulting services relating to the negotiation of a Power Purchase Agreement for the Company’s Geysers project in California, Mr. Gilles would receive a performance bonus in the amount of $100,000 upon the execution of the Power Purchase Agreement by both parties, provided it occurs during the term of the Advisory Agreement, or within 6 months after the expiration or termination of the Advisory Agreement other than for Cause.

(b)

If Mr. Gilles is specifically tasked by the Company to provide consulting services relating to the negotiation of a Power Purchase Agreement for the Company’s San Emidio II project in Nevada, Mr. Gilles would receive a performance bonus in the amount of $100,000 upon the execution of the Power Purchase Agreement by both parties, provided it occurs during the term of the Advisory Agreement, or within 6 months after the expiration or termination of the Advisory Agreement other than for Cause.

The Advisory Agreement may be terminated without notice for Cause or upon 30 days prior written notice without Cause. The Advisory Agreement will otherwise terminate upon completion of a Change of Control or upon expiration of the term of the Advisory Agreement.

The Advisory Agreement also includes covenants by Mr. Gilles with respect to the treatment of confidential information, non-competition, non-solicitation and non-change of control activities, and provides for equitable relief in the event of breach.

Pursuant to Mr. Gilles’ employment agreement with the Company dated April 19, 2013 and, as amended on January 1, 2017, Mr. Gilles is entitled to severance payments under specified circumstances (see the Company’s most recent definitive proxy statement for a description of his termination payments). However, payment of such amounts is not due until after he experiences a termination of his employment, which is determined in a manner consistent with the definition of “separation from service” under Code Section 409A. Based on the anticipated level of services to be provided under the Advisory Agreement, the parties do not intend that Mr. Gilles’ service under the Advisory Agreement will constitute a “separation from service” until his services under the Advisory Agreement terminate.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Glaspey as the Company’s Interim Chief Executive Officer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished herewith pursuant to Item 7.01 of this Current Report is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
No.

99.1	Press Release dated July 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2017	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 13, 2017.